LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: A. Charles Wilson Chairman (818) 787-7000	Investor Contact: Berkman Associates (310) 927-3108 info@BerkmanAssociates.com

Trio-Tech Reports First Quarter Results

Van Nuys, CA -- November 13, 2020 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the first quarter of fiscal 2021 ended September 30, 2020.

Total revenue for the three months ended September 30, 2020 decreased 30% to $6,841,000. This compares to total revenue of $9,823,000 for the first quarter of fiscal 2020. Revenue in each of the Company’s operating segments -- manufacturing, testing services, and distribution – decreased in this year’s first quarter versus the same period of last fiscal year, primarily reflecting the impact of the global Covid-19 pandemic.

Overall gross margin decreased to $1,518,000, or 22% of revenue, compared to $2,252,000, or 23% of revenue, for the first quarter last fiscal year.

Operating expenses for the first quarter of fiscal 2021 decreased 9% to $1,845,000, or 27% of revenue, compared to $2,030,000, or 21% of revenue, for the first quarter of fiscal 2020.

The operating loss for this year’s first quarter was $327,000. This compares to operating income of $222,000 for the same quarter a year ago.

Total other income was $174,000 for the first quarter of fiscal 2021 compared to $42,000 for the same quarter last year. Other income for this year’s first quarter included government assistance of $142,000 for Trio-Tech’s Singapore and Malaysia operations to mitigate the adverse impact on the business from the pandemic. There was no such assistance in the same quarter last year.

The net loss for the first quarter of fiscal 2021 was $8,000, or $0.00 per share. This compares to net income for the first quarter of fiscal 2020 of $273,000, or $0.07 per diluted share.

Shareholders' equity at September 30, 2020 was $25,538,000, or $6.93 per outstanding share, compared to $25,146,000, or $6.84 per outstanding share, at June 30, 2020. There were approximately 3,685,555 and 3,673,055 common shares outstanding at September 30, 2020 and June 30, 2020, respectively.

CEO Comments

S.W. Yong, Trio-Tech's CEO, said, "The global Covid-19 pandemic had a dramatic impact on Trio-Tech’s first quarter performance. While we posted a small net loss in this difficult operating environment, our significant accomplishments include improvements in gross margins in the manufacturing and distribution segments and positive cash flow for the quarter. As the pandemic has yet to run its course, we will continue to adjust operating expenses wherever possible to insure Trio-Tech’s future success.

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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech First Quarter Results
November 13, 2020
Page Two

About Trio-Tech

Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarter in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

Forward Looking Statements

This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; public health issues related to the COVID-19 pandemic; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended September 30,
Revenue	2020	2019

Manufacturing	$2,625	$3,317
Testing services	2,954	4,390
Distribution	1,258	2,099
Real estate	4	17

	6,841	9,823
Cost of Sales
Cost of manufactured products sold	1,937	2,555
Cost of testing services rendered	2,322	3,191
Cost of distribution	1,047	1,807
Cost of real estate	17	18

	5,323	7,571

Gross Margin	1,518	2,252

Operating Expenses:
General and administrative	1,660	1,788
Selling	111	190
Research and development	75	76
Gain on disposal of property, plant and equipment	(1)	(24)

Total operating expenses	1,845	2,030

(Loss) Income from Operations	(327)	222

Other Income (Expenses)
Interest expenses	(37)	(68)
Other income, net	211	110

Total other income	174	42

(Loss) Income from Continuing Operations before Income Taxes	(153)	264
Income Tax Expense	(7)	--

(Loss) Income from Continuing Operations before Non-controlling Interest, net of tax	(160)	264

Loss from discontinued operations, net of tax	(6)	(1)

NET (LOSS) INCOME	(166)	263

Less: Net loss attributable to the non-controlling interest	(158)	(10)

Net (Loss) Income attributable to Trio-Tech International	(8)	273

Net (Loss) Income Attributable to Trio-Tech International:
(Loss) Income from continuing operations, net of tax	(5)	274
Loss from discontinued operations, net of tax	(3)	(1)

Net (Loss) Income Attributable to Trio-Tech International	$(8)	$273

Earnings per share
Basic earnings per share	$0.00	$0.07

Diluted earnings per share	$0.00	$0.07

Weighted Average Shares Outstanding - Basic	3,686	3,673
Weighted Average Shares Outstanding - Diluted	3,766	3,690

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended September 30,
	2020	2019

Comprehensive (Loss) Income Attributable to Trio-Tech International:

Net (loss) income	$(166)	$263
Foreign currency translation, net of tax	640	(563)

Comprehensive Income (Loss)	474	(300)

Less: comprehensive (loss) income attributable to non-controlling interests	(122)	9

Comprehensive Income (Loss) Attributable to Trio-Tech International	$596	$(309)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Sep. 30,	Jun. 30,
	2020	2020
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$4,849	$4,150
Short-term deposits	6,678	6,697
Trade accounts receivable, net	5,745	5,951
Other receivables	905	998
Inventories, net	1,872	1,922
Prepaid expenses and other current assets	417	482

Total current assets	20,466	20,200

Deferred tax assets	276	247
Investment properties, net	699	690
Property, plant and equipment, net	10,135	10,310
Operating lease right-of-use assets	819	944
Other assets	1,738	1,609
Restricted term deposits	1,695	1,660

Total non-current assets	15,362	15,460

TOTAL ASSETS	$35,828	$35,660

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit	$--	$172
Accounts payable	2,024	2,590
Accrued expenses	3,549	3,005
Income taxes payable	360	344
Current portion of bank loans payable	425	370
Current portion of finance leases	224	231
Current portion of operating leases	425	477
Current portion of PPP loan	121	54

Total current liabilities	7,128	7,243

Bank loans payable, net of current portion	1,956	1,836
Finance leases, net of current portion	394	435
Operating leases, net of current portion	394	467
Income taxes payable	385	430
PPP loan, net of current portion	--	67
Other non-current liabilities	33	36

Total non-current liabilities	3,162	3,271

TOTAL LIABILITIES	10,290	10,514

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,685,555 and 3,673,055 shares
issued and outstanding at September 30, 2020 and June 30, 2020, respectively	11,458	11,424
Paid-in capital	3,369	3,363
Accumulated retained earnings	8,028	8,036
Accumulated other comprehensive gain-translation adjustments	1,747	1,143

Total Trio-Tech International shareholders' equity	24,602	23,966

Non-controlling interest	936	1,180

TOTAL EQUITY	25,538	25,146

TOTAL LIABILITIES AND EQUITY	$35,828	$35,660